UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 25, 2006 (July 19, 2006)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On July 19, 2006, Momenta Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the consulting agreement dated July 23, 2001, as amended by the June 23, 2003, July 2, 2004 and August 8, 2005 letter agreements (collectively, the “Consulting Agreement”), by and between the Company and Dr. Robert S. Langer, Jr., a current member of the Company’s Board of Directors.  The Amendment extends the term of the Consulting Agreement for a one-year period, effective from July 23, 2006 through and including July 22, 2007.  The Amendment further includes a representation on behalf of Dr. Langer that he has not been debarred by the Food and Drug Administration and imposes a notice obligation on Dr. Langer in the event he is debarred.  The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, a complete copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, effective July 19, 2006, by and between Momenta Pharmaceuticals, Inc. and Dr. Robert S. Langer, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

	By:	/s/ Richard P. Shea
Richard P. Shea
Chief Financial Officer (Principal Financial Officer)

Date: July 25, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, effective July 19, 2006, by and between Momenta Pharmaceuticals, Inc. and Dr. Robert S. Langer, Jr.